Exhibit 99.2

2U, Inc. Announces Proposed Private Offering of

$300 Million of Convertible Senior Notes

LANHAM, Md. — April 20, 2020—2U, Inc. (NASDAQ: TWOU) (“2U”), a global leader in education technology, today announced that it intends to offer and sell, subject to market conditions and other factors, $300 million aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering of the notes, 2U expects to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $45 million aggregate principal amount of notes.

The final terms of the notes, including the conversion rate, interest rate and certain other terms, will be determined by negotiations between 2U and the initial purchasers at the time of pricing. The notes will bear interest payable semi-annually in arrears and will mature on May 1, 2025, unless repurchased, redeemed or converted in accordance with their terms prior to such date.

Prior to November 1, 2024, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of 2U’s common stock, cash or a combination of cash and shares of 2U’s common stock, at 2U’s option. Holders of the notes will have the right to require 2U to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events.

2U may not redeem the notes prior to May 5, 2023. On or after May 5, 2023 and on or before the 40th scheduled trading day immediately before the maturity date, 2U may redeem for cash all or any portion of the notes if the last reported sale price of 2U’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which 2U provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which 2U provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

When issued, the notes will be senior, unsecured obligations of 2U and will be equal in right of payment with 2U’s senior, unsecured indebtedness; senior in right of payment to 2U’s indebtedness that is expressly subordinated to the notes; effectively subordinated to 2U’s senior, secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent 2U is not a holder thereof) preferred equity, if any, of 2U’s subsidiaries.

In connection with the pricing of the notes, 2U expects to enter into one or more privately negotiated capped call transactions with certain of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (in this capacity, the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to 2U’s common stock upon any conversion of the notes and/or to offset any cash payments 2U is required to make in excess of the principal amount of the converted notes, as the case may be, upon any conversion of notes, with such reduction and/or offset subject to a cap.

If the initial purchasers of the notes exercise their option to purchase additional notes, 2U expects to enter into additional capped call transactions with the option counterparties.

2U intends to use a portion of the net proceeds from this offering to fund the cost of the capped call transactions, a portion of the net proceeds from this offering to repay all outstanding amounts under its senior secured term loan facility and the remainder for working capital or other general corporate purposes, which may include capital expenditures, potential acquisitions and strategic transactions. However, 2U has not designated any specific uses and has no current agreements with respect to any acquisition or strategic transaction.

2U expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of 2U’s common stock and/or enter into various derivative transactions with respect to 2U’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of 2U’s common stock or the notes at that time. In addition, 2U expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to 2U’s common stock and/or purchasing or selling shares of 2U’s common stock or other of 2U’s securities in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by us on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by us, in each case, if we exercise our option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of 2U’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of 2U’s common stock and value of the consideration that holders of notes will receive upon conversion of such notes.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of 2U’s common stock potentially issuable upon conversion of the notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes or shares of 2U’s common stock, nor shall there be any offer, solicitation or sale of notes or such common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 2U, Inc.

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 400 digital and in-person educational offerings, including graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with its partners, 2U has positively transformed the lives of more than 200,000 students and lifelong learners.

Forward-Looking Statements

This press release contains forward-looking statements regarding offering of the notes and the capped call transactions, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding whether 2U will offer and issue the notes and the terms of the notes, the anticipated use of the net proceeds from the offering, 2U’s expectations in respect of granting the initial purchasers an option to purchase additional notes, and expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates, are forward-looking statements. 2U has based these forward-looking statements on its current expectations and projections about future events as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to, risks related to the offering of the notes and the consummation of the capped call transactions, including that such transactions may not occur, market risks and uncertainties and the impact of any natural disasters or public health emergencies, such as the COVID-19 outbreak. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in 2U’s Annual Report on Form 10-K for the year ended December 31, 2019 and 2U’s other filings with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

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Contact Information

Media: Glenda Felden, 2U, Inc., media@2U.com

Investor Relations: Ed Goodwin, 2U, Inc., egoodwin@2U.com